UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2013

AVANGARD CAPITAL GROUP INC.
(Exact name of registrant as specified in its charter)

Nevada	333-184682	45-5507359
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2708 Commerce Way Suite 300, Philadelphia PA	19154
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 464-7300

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 31, 2013, Avangard Capital Group, Inc.’s (the “Company”) Board of Directors authorized the cancellation of the issuance of 187,365,336 shares of its Common Stock, $0.0001 par value per share, issued to Friedman Financial Group, LLC, a related party (“FFG”) in exchange for $18,736 on December 12, 2013 (the “FFG Share Issuance”). Simon Friedman, the Company’s CEO and Chairman of the Board, has voting and dispositive control over securities held by FFG. The cancellation of the FFG Share Issuance was agreed to by FFG pursuant to the terms of an oral agreement with the Company.

On December 31, 2013, the Company’s Board of Directors authorized the cancellation of the issuance of 2,500,000 shares of its Common Stock, $0.0001 par value per share, issued to Mr. Kindrachuk in exchange for $250 on December 12, 2013 (the “Kindrachuk Share Issuance”). The cancellation of the Kindrachuk Share Issuance was agreed to by Mr. Kindrachuk pursuant to the terms of an oral agreement with the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 3, 2014

AVANGARD CAPITAL GROUP INC.

By:	/s/ Simon Friedman
Name:	Simon Friedman
Title:	Chief Executive Officer